Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 27, 2013, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the stock split described in Note 1 and the change in guarantor subsidiaries described in Note 19, as to which the date is August 16, 2013, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Jarden Corporation’s Current Report on Form 8-K dated August 16, 2013. We also consent to the incorporation by reference of our report dated February 27, 2013 relating to the financial statement schedule , which appears in Jarden Corporation’s Annual Report on Form 10-K for the year ended December 31, 2012. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

August 16, 2013